Exhibit 10(q)(3)

AMENDMENT NUMBER 3 TO

MARKETING AGREEMENT

THIS AMENDMENT NUMBER 3 TO THE MARKETING AGREEMENT, effective as indicated herein, by and between OM Financial Life Insurance Company, (formerly known as Americom Life & Annuity Insurance Company) (“OMFLIC”), a Maryland corporation, and Legacy Marketing Group (“LMG”), a California corporation.

WHEREAS, OMFLIC and LMG entered into a Marketing Agreement (“Agreement”), wherein LMG agreed to provide specified services relating to the marketing of certain insurance policies issued by OMFLIC;

WHEREAS, OMFLIC and LMG desire to amend to the Agreement as follows;

NOW THEREFORE, in consideration of the foregoing recitals and mutual promises hereinafter contained and other good and valuable consideration, LMG and OMFLIC mutually agree to the following:

1.

Effective August 1, 2008, *bp of the Override Marketing Fee (Marketing Allowance) set forth in Appendix G, sub-section IV “FEES,” normally paid during the * * (see footnote “f”) will be paid upfront (see footnote “e”).

2.

Appendix E, Authorized OMFLIC Personnel, is modified by deleting Elaine Griffin, Manager of Operations.

All other provisions in the Agreement not specifically amended above remain in effect and unchanged.

IN WITNESS WHEREOF, the parties have executed this Amendment.

Legacy Marketing Group

OM Financial Life Insurance Company

By : /s/ Dayna Wells

By: /s/ Brian Grigg

Printed Name: Dayna Wells

Printed Name: Brian Grigg

Title: Vice President, IT & Product Development

Title: Vice President, Fixed Distribution

Date: October 3, 2008

Date: September 23, 2008

* Confidential information omitted and filed separately with the SEC.

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